Exhibit 99.1

Academy Sports + Outdoors Reports Fourth Quarter and Fiscal 2025 Results

Fourth Quarter Sales Growth of 2.5%; Full Year Growth of 2.0%

Fourth Quarter Comparable Sales Declined 1.6%; Full Year Declined 1.5%

Fourth Quarter Diluted GAAP EPS of $1.98; up 4.8%

Opened 24 new stores in 2025; Plans to Open an Additional 20 - 25 stores in 2026

Increased Quarterly Dividend by 15% Per Share; Fourth Year of Sequential Growth

Releases 2026 Full Year Guidance; Expects Annual Sales Growth of 2% - 5%

KATY, TEXAS (Globe Newswire — March 17, 2026) – Academy Sports and Outdoors, Inc. (Nasdaq: ASO) ("Academy" or the "Company") today announced its financial results for the fourth quarter and fiscal year ended January 31, 2026.

"This past year marked an inflection point for Academy as we continued to gain market share and moved back to topline growth. During 2025, we put in place many foundational building blocks that helped drive sales and will continue to pay dividends in 2026 and beyond," said Steve Lawrence, Chief Executive Officer. “We are accelerating the digital transformation of our business and building an omni-channel experience that will deepen engagement with our customers through data-driven personalization. While we believe many of the macro-economic pressures that the customer faced in the back half of the year will continue into 2026, we are optimistic the strategies we have in place should enable us to return to consistent comp sales growth."

Fourth Quarter Operating Results ($ in millions, except per share data)	Thirteen Weeks Ended		Change
	January 31, 2026	February 1, 2025%
Net sales	$1,718.5	$1,676.9	2.5%
Comparable sales	(1.6)%	(3.0)%
Income before income tax	$164.2	$165.3	(0.7)%
Net income	$133.7	$133.6	0.1%
Adjusted net income(1)	$132.9	$138.8	(4.3)%
Earnings per common share, diluted	$1.98	$1.89	4.8%
Adjusted earnings per common share, diluted(1)	$1.97	$1.96	0.5%
(1) Adjusted net income and Adjusted earnings per common share, diluted are non-GAAP measures. See "Non-GAAP Measures" and "Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Fiscal 2025 Operating Results ($ in millions, except per share data)	Fifty-Two Weeks Ended		Change
	January 31, 2026	February 1, 2025%
Net sales	$6,053.4	$5,933.4	2.0%
Comparable sales	(1.5)%	(5.1)%
Income before income tax	$486.1	$538.2	(9.7)%
Net income	$376.8	$418.4	(9.9)%
Adjusted net income (1)	$393.2	$439.5	(10.5)%
Earnings per common share, diluted	$5.54	$5.73	(3.3)%
Adjusted earnings per common share, diluted (1)	$5.78	$6.02	(4.0)%

(1) Adjusted net income and adjusted earnings per common share (EPS), diluted are non-GAAP measures. See "Non-GAAP Measures" and "Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Balance Sheet ($ in millions)	As of		Change
	January 31, 2026	February 1, 2025%
Cash and cash equivalents	$330.3	$288.9	14.3%
Merchandise inventories, net (1)	$1,503.8	$1,308.8	14.9%
Long-term debt, net	$480.8	$482.7	(0.4)%
(1) As of January 31, 2026 inventory per store was up 6.3% in dollars and flat in units.

Capital Allocation ($ in millions)	Fiscal Year Ended		Change
	January 31, 2026	February 1, 2025%
Share repurchases(1)	$200.8	$368.3	(45.5)%
Dividends paid	$34.7	$31.5	10.2%
(1) Includes excise tax fees of $1.8 million and $3.4 million in 2025 and 2024, respectively.

Subsequent to the end of fiscal year 2025, on March 5, 2026 Academy announced its Board of Directors declared a quarterly cash dividend with respect to the quarter ended January 31, 2026, of $0.15 per share of common stock. This is an approximately 15 percent increase from the previous quarterly dividend payment. The dividend is payable on April 10, 2026 to stockholders of record as of the close of business on March 20, 2026.

New Store Openings
Academy opened five new stores during the fourth quarter, totaling 24 new stores in fiscal 2025. In fiscal 2026, the Company plans to open 20-25 new stores.

Academy Store Footprint Update

Time Frame	Total stores open at beginning of the year	Number of stores opened during the year	Number of stores closed during the year	Total stores open at end of year
FY 2024	282	16	—	298
FY 2025	298	24	—	322

Time Frame	Total gross square feet open at beginning of the year[1]	Gross square feet for stores opened during the year[1]	Gross square feet for stores closed during the year[1]	Total gross square feet at the end of the year[1]
FY 2024	19,679	925	—	20,604
FY 2025	20,604	1,321	—	21,925
(1) All figures in thousands

2026 Outlook
“As we move through the year, we expect to see tailwinds from our internal initiatives of new store growth, omni-channel growth and the expansion of the current business. We also expect to see growth aided by external events, including increased tax refunds, international sporting events and America's 250th anniversary," said Carl Ford, Executive Vice President and Chief Financial Officer. "We are also mindful that the American consumer is still under financial pressure that we expect to persist throughout 2026."

Academy is providing the following initial guidance for fiscal 2026 (year ending January 30, 2027). This guidance takes into account various factors, both internal and external, such as the expected benefits of the Company's growth initiatives, current consumer demand, the competitive environment, as well as the potential impacts from inflation and other economic risks. The earnings per share estimates do not include any potential future share repurchases and assume a tax rate of 22.0% to 23.0%. At the end of fiscal 2025 the Company had approximately $437 million remaining on its current share repurchase authorization.

	Fiscal 2026 Guidance			change (at midpoint)
(in millions, except per share amounts)	Low end	High end	2025 Actuals	vs. 2025
Net sales	$6,175	$6,355	$6,053	3.5%

Sales growth	2.0%	5.0%	2.0%	3.5%

Comparable sales (1)	(1.0)%	2.0%	(1.5)%	133.3%

Gross margin rate	34.5%	35.0%	34.8%	—%

GAAP net income	$380	$415	$377	5.6%

Adjusted net income (2)	$410	$445	$393	8.9%

GAAP earnings per common share, diluted	$5.65	$6.15	$5.54	6.5%

Adjusted earnings per common share, diluted (2)	$6.10	$6.60	$5.78	9.9%

Diluted weighted average common shares	67.0	67.0	68.0	(1.5)%

Capital expenditures	$200	$240	$213	3.2%

Adjusted free cash flow (2), (3)	$250	$300	$263	4.6%

(1) We define comparable sales as the percentage of period-over-period net sales increase or decrease, in the aggregate, for stores open after thirteen full fiscal months, as well as for all e-Commerce sales.

(2) Adjusted net income, adjusted earnings per common share (EPS), diluted, and adjusted free cash flow are non-GAAP measures. See appendix for "GAAP to Non-GAAP Reconciliations.

(3) We have not reconciled guidance for adjusted free cash flow to the most comparable GAAP measure because it is not possible to do so without unreasonable efforts given the uncertainty and potential variability of reconciling items, which are dependent on future events often outside of management's control and could be significant; therefore, we are unable to provide an estimate of the most closely comparable GAAP measure at this time.

Conference Call Info
Academy will host a conference call today at 10:00 a.m. Eastern Time to discuss its financial results. The call will be webcast at investors.academy.com. The following information is provided for those who would like to participate in the conference call:

    U.S. callers          1-877-407-3982
    International callers     1-201-493-6780
    Passcode          13758909

A replay of the conference call will be available for approximately 30 days on the Company's website.

About Academy Sports + Outdoors
Academy is a leading full-line sporting goods and outdoor recreation retailer in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to more than 300 stores across 21 states and counting. Academy’s mission is to provide “Fun for All” and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy’s product assortment focuses on key categories of outdoor, apparel, footwear and sports & recreation through both leading national brands and a portfolio of private label brands.

Non-GAAP Measures
Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Adjusted Earnings per Common Share, and Adjusted Free Cash Flow have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, generally accepted accounting principles (“GAAP”). The Company believes that the presentation of these non-GAAP measures is useful to investors as they provide additional information on comparisons between periods by excluding certain items that affect overall comparability. The Company uses these non-GAAP financial measures for business planning purposes, to consider underlying trends of its business, and in measuring its performance relative to others in the market, and believes presenting these measures also provides information to investors and others for understanding and evaluating trends in the Company’s operating results or measuring performance in the same manner as the Company’s management. Non-GAAP financial measures should be considered in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The calculation of these non-GAAP financial measures may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. For additional information on these non-GAAP financial measures, please see our Annual Report for the fiscal year ended January 31, 2026 (the "Annual Report"), to be filed on March 17, 2026, which may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the "SEC"), which are accessible on the SEC's website at www.sec.gov.

See “Reconciliations of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures presented in this press release to their most directly comparable GAAP financial measures.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Academy’s current expectations and are not guarantees of future performance. Forward-looking statements may incorporate words such as “believe,” “expect,", "anticipate," “forward,” “ahead,” “opportunities,” “plans,” “priorities,” “goals,” “future,” “short/long term,” “will,” “should,” or the negative version of these words or other comparable words. The forward-looking statements in this press release include, among other things, statements regarding the Company’s fiscal 2026 outlook under the caption "2026 Outlook," the Company's strategic plans and financial objectives, including the implementation of such plans, the growth of the Company's business and operations, including the opening of new stores and the expansion into new markets, the Company's payment of dividends, including the timing and the amount thereof, share repurchases by the Company, and the Company's expectations regarding its future performance and future financial condition are subject to various risks, uncertainties, assumptions, or changes in circumstances that are all difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, environmental, and other factors that could affect overall consumer spending or our industry, including the possible effects of ongoing macroeconomic challenges, inflation and in higher interest rates, trade policy changes or additional tariffs, geopolitical tensions, or changes to the financial health of our customers, many of which are beyond Academy's control. These and other important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Academy's filings with the SEC, including the Annual Report, under the caption "Part 1A. Risk Factors," as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Academy undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact	Media Contact
Dan Aldridge	Meredith Klein
VP, Investor Relations	VP, Communications
832-739-4102	346-823-6514
dan.aldridge@academy.com	meredith.klein@academy.com

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data)

	Fiscal Quarter Ended
	January 31, 2026	Percentage of Sales (1)	February 1, 2025	Percentage of Sales (1)
Net sales	$1,718,471	100.0%	$1,676,920	100.0%
Cost of goods sold	1,141,869	66.4%	1,136,691	67.8%
Gross margin	576,602	33.6%	540,229	32.2%
Selling, general and administrative expenses	406,456	23.7%	385,533	23.0%
Operating income	170,146	9.9%	154,696	9.2%
Interest expense, net	9,157	0.5%	9,168	0.5%
Other income, net	3,180	0.2%	19,769	1.2%
Income before income taxes	164,169	9.6%	165,297	9.9%
Income tax expense	30,481	1.8%	31,666	1.9%
Net income	$133,688	7.8%	$133,631	8.0%

Earnings Per Common Share:
Basic	$2.02		$1.93
Diluted	$1.98		$1.89

Weighted Average Common Shares Outstanding:
Basic	66,141		69,229
Diluted	67,596		70,689
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Fiscal Year Ended
	January 31, 2026	Percentage of Sales (1)	February 1, 2025	Percentage of Sales (1)
Net sales	$6,053,414	100.0%	$5,933,450	100.0%
Cost of goods sold	3,947,801	65.2%	3,921,990	66.1%
Gross margin	2,105,613	34.8%	2,011,460	33.9%
Selling, general and administrative expenses	1,593,429	26.3%	1,472,821	24.8%
Operating income	512,184	8.5%	538,639	9.1%
Interest expense, net	36,214	0.6%	36,873	0.6%
Write-off of deferred loan costs	—	0.0%	449	0.0%
Other income, net	10,087	0.2%	36,908	0.6%
Income before income taxes	486,057	8.0%	538,225	9.1%
Income tax expense	109,289	1.8%	119,778	2.0%
Net income	$376,768	6.2%	$418,447	7.1%

Earnings Per Common Share:
Basic	$5.66		$5.87
Diluted	$5.54		$5.73

Weighted Average Common Shares Outstanding:
Basic	66,612		71,343
Diluted	68,034		73,048
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except per share data)

	January 31, 2026	February 1, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$330,320	$288,929
Accounts receivable - less allowance for doubtful accounts of $1,792 and $2,752, respectively	34,755	16,759
Merchandise inventories, net	1,503,756	1,308,840
Prepaid expenses and other current assets	82,457	95,621
Assets held for sale	2,957	—
Total current assets	1,954,245	1,710,149

PROPERTY AND EQUIPMENT, NET	584,103	525,136
RIGHT-OF-USE ASSETS	1,234,246	1,173,075
TRADE NAME	579,766	579,007
GOODWILL	861,920	861,920
OTHER NONCURRENT ASSETS	62,756	51,676
Total assets	$5,277,036	$4,900,963

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$637,854	$612,424
Accrued expenses and other current liabilities	243,908	230,323
Current lease liabilities	147,491	115,134
Current maturities of long-term debt	3,000	3,000
Total current liabilities	1,032,253	960,881

LONG-TERM DEBT, NET	480,793	482,679
LONG-TERM LEASE LIABILITIES	1,261,167	1,185,741
DEFERRED TAX LIABILITIES, NET	300,654	256,815
OTHER LONG-TERM LIABILITIES	30,792	10,812
Total liabilities	3,105,659	2,896,928

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.01 par value, authorized 50,000,000 shares; none issued and outstanding	—	—
Common stock, $0.01 par value, authorized 300,000,000 shares; 64,945,953 and 68,332,961 issued and outstanding as of January 31, 2026 and February 1, 2025, respectively	649	683
Additional paid-in capital	256,351	247,094
Retained earnings	1,914,377	1,756,258
Stockholders' equity	2,171,377	2,004,035
Total liabilities and stockholders' equity	$5,277,036	$4,900,963

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Fiscal Year Ended
	January 31, 2026	February 1, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$376,768	$418,447
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	122,866	118,070
Non-cash lease expense	46,212	30,295
Equity compensation	21,176	26,629
Amortization of deferred loan and other costs	2,590	2,574
Deferred income taxes	43,839	2,020
Write-off of Deferred Loan Costs	—	449
Gain on disposal of property and equipment	(15,417)	(7,062)
Changes in assets and liabilities:
Accounts receivable, net	(17,995)	2,611
Merchandise inventories	(194,916)	(114,681)
Prepaid expenses and other current assets	26,915	(10,117)
Other noncurrent assets	(12,556)	(12,437)
Accounts payable	27,335	65,761
Accrued expenses and other current liabilities	17,128	11,952
Income taxes payable	(19,062)	(5,277)
Other long-term liabilities	9,915	(1,152)
Net cash provided by operating activities	434,798	528,082

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(212,668)	(199,589)
Purchases of intangible assets	(759)	(771)
Proceeds from the sale of property and equipment	41,390	14,240
Net cash used in investing activities	(172,037)	(186,120)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Revolving Credit Facilities	—	3,900
Reduction in Revolving Credit Facilities	—	(3,900)
Repayment of Term Loan	(3,000)	(3,000)
Debt issuance fees	—	(5,689)
Proceeds from exercise of stock options	4,399	4,323
Proceeds from issuance of common stock under employee stock purchase program	5,185	5,248
Taxes paid related to net share settlement of equity awards	(4,784)	(5,460)
Repurchase of common stock for retirement	(198,978)	(364,912)
Dividends paid	(34,657)	(31,463)
Other financing activities	10,465	—
Net cash used in financing activities	(221,370)	(400,953)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	41,391	(58,991)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	288,929	347,920
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$330,320	$288,929

ACADEMY SPORTS AND OUTDOORS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
Adjusted EBITDA and Adjusted EBIT
We define “Adjusted EBITDA” as net income (loss) before interest expense, net, income tax expense and depreciation, amortization, and impairment, and other adjustments included in the table below. We define “Adjusted EBIT” as Adjusted EBITDA less depreciation and amortization. We describe these adjustments reconciling net income (loss) to Adjusted EBITDA and Adjusted EBIT in the following table (amounts in thousands).

	Fiscal Quarter Ended		Fiscal Year Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Net income (a)	$133,688	$133,631	$376,768	$418,447
Interest expense, net	9,158	9,167	36,214	36,873
Income tax expense	30,482	31,665	109,289	119,778
Depreciation and amortization	30,791	30,962	122,866	118,070
Equity compensation (b)	(1,548)	6,240	21,176	26,629
Write-off of deferred loan costs	—	—	—	449
Adjusted EBITDA	$202,571	$211,665	$666,313	$720,246
Less: Depreciation and amortization	(30,791)	(30,962)	(122,866)	(118,070)
Adjusted EBIT	$171,780	$180,703	$543,447	$602,176

(a)	Net income for the year ended February 1, 2025, includes a $15.0 million gain pertaining to a litigation settlement which occurred in the fourth quarter of fiscal year 2024.
(b)
Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as the timing and valuation of awards, achievement of performance targets and equity award forfeitures.

Adjusted Net Income and Adjusted Earnings Per Common Share
We define “Adjusted Net Income” as net income (loss) plus other adjustments included in the table below, less the tax effect of these adjustments. We define “Adjusted Earnings per Common Share, Basic” as Adjusted Net Income divided by the basic weighted average common shares outstanding during the period and “Adjusted Earnings per Common Share, Diluted” as Adjusted Net Income divided by the diluted weighted average common shares outstanding during the period. We describe these adjustments reconciling net income (loss) to Adjusted Net Income, and Adjusted Earnings Per Common Share in the following table (amounts in thousands, except per share data):

	Fiscal Quarter Ended		Fiscal Year Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Net income (a)	$133,688	$133,631	$376,768	$418,447
Equity compensation (b)	(1,548)	6,240	21,176	26,629
Write off of deferred loan costs	—	—	—	449
Tax effects of these adjustments (c)	801	(1,112)	(4,761)	(6,038)
Adjusted Net Income	132,941	138,759	393,183	439,487

Earnings per common share
Basic	$2.02	$1.93	$5.66	$5.87
Diluted	$1.98	$1.89	$5.54	$5.73
Adjusted Earnings per Share
Basic	$2.01	$2.00	$5.90	$6.16
Diluted	$1.97	$1.96	$5.78	$6.02
Weighted average common shares outstanding
Basic	66,141	69,229	66,612	71,343
Diluted	67,596	70,689	68,034	73,048

(a)	Net income for the year ended February 1, 2025, includes a $15.0 million gain pertaining to a litigation settlement which occurred in the fourth quarter of 2024.
(b)	Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as the timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(c)	Represents the tax effect of the total adjustments made to arrive at Adjusted Net Income at our historical tax rate.
Adjusted Net Income and Adjusted Earnings Per Common Share, Diluted, Guidance Reconciliation (amounts in millions, except per share data)

	Low Range*	High Range*
	Fiscal Year Ending January 30, 2027	Fiscal Year Ending January 30, 2027
Net Income	$380.0	$415.0
Equity compensation (a)	30.0	$30.0
Adjusted Net Income	$410.0	$445.0

Earnings Per Common Share, Diluted	$5.65	$6.15
Equity compensation (a)	0.45	0.45
Adjusted Earnings Per Common Share, Diluted	$6.10	$6.60

* Amounts presented have been rounded.
(a)	Adjustments include non-cash charges related to equity-based compensation (as defined above), which may vary from period to period.

Adjusted Free Cash Flow
We define “Adjusted Free Cash Flow” as net cash provided by (used in) operating activities less net cash used in investing activities. We describe these adjustments reconciling net cash provided by operating activities to adjusted free cash flow in the following table (amounts in thousands):

	Fiscal Quarter Ended		Fiscal Year Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Net cash provided by operating activities	$149,732	$140,168	$434,798	$528,082
Net cash used in investing activities	(6,008)	(49,674)	(172,037)	(186,120)
Adjusted Free Cash Flow	$143,724	$90,494	$262,761	$341,962